--------------------------------------------------------------------------------


                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                         ---------

                                         Form 8-K

                                      CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the Securities
                                   Exchange Act of 1934

                                       -------------

               Date of Report (Date of earliest event reported) June 5, 2001

                                         CULP, INC.

                  (Exact name of registrant as specified in its charter)


      North Carolina                      0-12781               56-1001967
 (State or other jurisdiction of    (Commission File No.)      (IRS Employer
      incorporation)                                         Identification No.)



                                   101 South Main Street
                             High Point, North Carolina  27260
                         (Address of principal executive offices)
                                      (336) 889-5161
                  (Registrant's telephone number, including area code)




   _____________________________________________________________________________
              (Former name or former address, if changed since last report)





--------------------------------------------------------------------------------

Item 5. Other Events

See attached Press Release (3 pages) and Financial Information Release (10 pages), both dated June 5, 2001, related to the fiscal 2001 fourth quarter and year ended April 29, 2001.

Forward Looking Information. This Report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived from international shipments, strengthening of the U. S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.



                                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CULP, INC.
                                            (Registrant)


                                    By:     Phillip W. Wilson _________
                                            Vice President and
                                            Chief Financial Officer





Dated:   June 5, 2001

FOR IMMEDIATE RELEASE


        CULP REPORTS FISCAL 2001 RESULTS INCLUDING RESTRUCTURING CHARGE
                             ----------------------
               FOURTH QUARTER INCLUDES PROFIT OF $0.13 PER SHARE
                    BEFORE RESTRUCTURING AND RELATED CHARGES

HIGH POINT, N. C. (June 5, 2001) -- As anticipated, Culp, Inc. (NYSE: CFI) today reported a loss for its fourth quarter and full 2001 fiscal year due to charges from the Company's announced actions to reduce costs and increase efficiency and due to the industry-wide slowdown in demand in the home furnishings industry. The company indicated that excluding restructuring and related charges, it was profitable in the fourth fiscal quarter and expects to operate profitably for fiscal 2002 as a whole.

      For the three months ended April 29, 2001, Culp reported net sales of $101.1 million compared with $129.4 million a year ago. Including restructuring costs, the Company reported a net loss for the quarter of $1.4 million, or $0.13 per share diluted, compared with net income of $3.2 million, or $0.28 per share diluted, in the year-earlier period.

      Net sales for fiscal 2001 totaled $409.8 million compared with $488.1-million in the year-earlier period. Including restructuring costs, the Company reported a net loss for fiscal 2001 of $8.3 million, or $0.74 per share diluted, compared with net income of $9.4 million, or $0.80 per share diluted, in fiscal 2000.

      Robert G. Culp, III, chief executive officer, commented, "We had expected to report a net loss for the fourth quarter and full year because of the actions we are taking to reduce costs and ensure Culp's competitive position during this period of reduced demand. Although several key demographic trends suggest basic, underlying growth in demand for home furnishings, our fiscal 2001 year proved to be a challenging time for Culp and the industry as a whole. We believe that the longer term outlook is positive based on the growth projected for such fundamental indicators as new household formations, but the current slowdown in business is clearly going to persist into our fiscal 2002 year. The impact of this softness in incoming orders on our income statement is being aggravated by the continuing decline in international sales that are being affected by the high relative value of the U.S. dollar against foreign currencies.

      Culp noted that the company earned $1.4 million, or $0.13 per share, in the fourth fiscal quarter before restructuring and related charges. He added, "Our goal is to restore consistent profitability for Culp. We are encouraged by the performance in the fourth quarter when our efficiency was significantly affected by the relocation of key manufacturing equipment and other major operational changes. Looking at fiscal 2002, we believe that sales for the first fiscal quarter, which is not typically a seasonally strong period for our business, will trail the year-earlier level of $101.9 million. Although this will likely result in a loss for the period, excluding charges related to the restructuring, we believe that this will be less than the loss of $1.8 million, or $0.16 per share, in the year-earlier period. Results in subsequent quarters will be aided by more of the benefit of the restructuring plan and other actions we are taking to reduce costs. For fiscal 2002 as a whole, we are optimistic about reporting net earnings that will represent a rewarding turnaround and reinforce our potential to restore the company's historical level of profitability.

      "We recognize the cyclical factors that historically have influenced demand for housing and home furnishings and remain confident about Culp's opportunity to progress as one of the leading suppliers of upholstery fabrics and mattress ticking. Current market conditions have required us, however, to downsize and consolidate our operations. The total charges from the restructuring and cost reduction initiatives are now expected to approximate $8.5 million. This is up from our earlier estimate of $6.0 million due principally to additional relocation costs related to the consolidation of capacity in our Culp Decorative Fabrics unit. We recorded $7.4 million of these costs during fiscal 2001 and expect to complete these steps during the first half of fiscal 2002. Our target is to achieve annualized cost reductions of at least $12 million when this program is fully implemented."

      Culp concluded, "It is especially noteworthy that we generated sufficient cash from operations for fiscal 2001 to reduce debt and payables related to capital expenditures by $31.2 million. We were in compliance with our credit agreement at the end of the fiscal year and are expecting that internally generated funds will allow us to continue strengthening our balance sheet during fiscal 2002. Our capital expenditures during fiscal 2001 declined from $22.6 million to $8.1 million, and we are budgeting new investments of only $4 million for fiscal 2002."

      Culp, Inc. is one of the world's largest marketers of upholstery fabrics for furniture and is a leading marketer of mattress ticking for bedding. The Company's fabrics are used principally in the production of residential and commercial furniture and bedding products.

      This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of xisting homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived from international shipments, strengthening of the U.S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.


                                   CULP, INC.
                         Condensed Financial Highlights


                                                    Three Months Ended
                                             -------------------------------
                                                April 29,         April 30,
                                                  2001              2000
                                             --------------    -------------
Net sales                                    $  101,071,000    $ 129,419,000
Net income  (loss)                           $  (1,427,000)    $   3,191,000
Net income (loss) per share:
  Basic                                      $       (0.13)    $        0.28
  Diluted                                    $       (0.13)    $        0.28
Average shares outstanding:
  Basic                                          11,212,000       11,213,000
  Diluted                                        11,212,000       11,298,000

                                                      Fiscal Year Ended
                                             -------------------------------
                                                April 29,          April 30,
                                                   2001              2000
                                             --------------    -------------
Net sales                                    $  409,810,000    $ 488,079,000
Net income (loss)                            $  (8,311,000)    $   9,380,000
Net income (loss) per share:
  Basic                                      $       (0.74)    $        0.81
  Diluted                                    $       (0.74)    $        0.80
Average shares outstanding:
  Basic                                          11,210,000       11,580,000
  Diluted                                        11,210,000       11,681,000


                                       -END-

                   CULP, INC. FINANCIAL INFORMATION RELEASE
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
 FOR THE THREE MONTHS AND TWELVE MONTHS ENDED APRIL 29, 2001 AND APRIL 30, 2000

                (Amounts in Thousands, Except for Per Share Data)

                                                              THREE MONTHS ENDED (UNAUDITED)
                                            -------------------------------------------------------------------
                                                    Amounts                                Percent of Sales
                                            -------------------------                    ----------------------
                                            April 29,     April 30,      % Over
                                               2001         2000        (Under)            2001         2000
                                            -----------  ------------  -----------       -----------  ---------
Net sales                                $     101,071       129,419      (21.9)%           100.0 %      100.0
Cost of sales                                   85,978       107,342      (19.9)%            85.1 %       82.9
                                            -----------  ------------  -----------       -----------  ---------
       Gross profit                             15,093        22,077      (31.6)%            14.9 %       17.1

Selling, general and
  administrative expenses                       10,617        14,913      (28.8)%            10.5 %       11.5
Restructuring expense                            3,121             0      100.0 %             3.1 %        0.0
                                            -----------  ------------  -----------       -----------  ---------
       Income from operations                    1,355         7,164      (81.1)%             1.3 %        5.5

Interest expense                                 2,284         2,255        1.3 %             2.3 %        1.7
Interest income                                     (6)          (10)     (40.0)%            (0.0)%       (0.0)
Other expense (income), net                      1,209           366      230.3 %             1.2 %        0.3
                                            -----------  ------------  -----------       -----------  ---------
       Income (loss) before income taxes        (2,132)        4,553     (146.8)%            (2.1)%        3.5

Income taxes  *                                   (705)        1,362     (151.8)%            33.1 %       29.9
                                            -----------  ------------  -----------       -----------  ---------
       Net income (loss)                 $      (1,427)        3,191     (144.7)%            (1.4)%        2.5
                                            ===========  ============  ===========       ===========  =========

Net income (loss) per share                     ($0.13)        $0.28     (146.4)%
Net income (loss) per share, assuming dilution  ($0.13)        $0.28     (146.4)%
Dividends per share                                 $0        $0.035     (100.0)%
Average shares outstanding                      11,212        11,213       (0.0)%
Average shares outstanding, assuming dilution   11,212        11,298       (0.8 %



                                                                   TWELVE MONTHS ENDED
                                            -------------------------------------------------------------------
                                                    Amounts                                Percent of Sales
                                            -------------------------                    ----------------------
                                            April 29,     April 30,      % Over
                                               2001         2000        (Under)            2001         2000
                                            -----------  ------------  -----------       -----------  ---------
Net sales                                $     409,810       488,079      (16.0)%           100.0 %      100.0
Cost of sales                                  353,823       403,414      (12.3)%            86.3 %       82.7
                                            -----------  ------------  -----------       -----------  ---------
        Gross profit                            55,987        84,665      (33.9)%            13.7 %       17.3

Selling, general and
  administrative expenses                       50,366        59,935      (16.0)%            12.3 %       12.3
Restructuring expense                            5,625             0      100.0 %             1.4 %        0.0
                                            -----------  ------------  -----------       -----------  ---------
        Income (loss) from operations               (4)       24,730     (100.0)%            (0.0)%        5.1

Interest expense                                 9,114         9,521       (4.3)%             2.2 %        2.0
Interest income                                    (46)          (51)      (9.8)%            (0.0)%       (0.0)
Other expense (income), net                      3,336         1,566      113.0 %             0.8 %        0.3
                                            -----------  ------------  -----------       -----------  ---------
        Income (loss) before income taxes      (12,408)       13,694     (190.6)%            (3.0)%        2.8

Income taxes  *                                 (4,097)        4,314     (195.0)%            33.0 %       31.5
                                            -----------  ------------  -----------       -----------  ---------
        Net income (loss)                $      (8,311)        9,380     (188.6)%            (2.0)%        1.9
                                            ===========  ============  ===========       ===========  =========

Net income (loss) per share                     ($0.74)        $0.81     (191.4)%
Net income (loss) per share, assuming dilution  ($0.74)        $0.80     (192.5)%
Dividends per share                             $0.105         $0.14      (25.0)%
Average shares outstanding                      11,210        11,580       (3.2)%
Average shares outstanding, assuming dilution   11,210        11,681       (4.0)%


* Percent of sales column is  calculated  as a % of income  (loss) before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
                        APRIL 29, 2001 AND APRIL 30, 2000

                             (Amounts in Thousands)

                                                               Amounts                     Increase
                                                  ------------------------------          (Decrease)
                                                    April 29,      (1) April 30, ----------------------------
                                                      2001              2000        Dollars          Percent
                                                 --------------   -------------  ------------     -----------
Current assets
       Cash and cash investments               $         1,207           1,007           200          19.9 %
       Accounts receivable                              57,849          75,223      (17,374)        (23.1) %
       Inventories                                      59,997          74,471      (14,474)        (19.4) %
       Other current assets                              7,856          10,349       (2,493)        (24.1) %
                                                 --------------   -------------  ------------     -----------
                   Total current assets                126,909         161,050      (34,141)        (21.2) %

Property, plant & equipment, net                       112,322         126,407      (14,085)        (11.1) %
Goodwill                                                48,478          49,873       (1,395)         (2.8) %
Other assets                                             1,871           6,650       (4,779)        (71.9) %
                                                 --------------   -------------  ------------     -----------

                   Total assets                $       289,580         343,980      (54,400)        (15.8) %
                                                 ==============   =============  ============     ===========


Current liabilities
       Current maturities of long-term debt    $         2,488           1,678           810          48.3 %
       Accounts payable                                 27,371          37,287       (9,916)        (26.6) %
       Accrued expenses                                 17,153          22,108       (4,955)        (22.4) %
       Income taxes payable                              1,268               0         1,268         100.0 %
                                                 --------------   -------------  ------------     -----------
                   Total current liabilities            48,280          61,073      (12,793)        (20.9) %

Long-term debt                                         109,168         135,808      (26,640)        (19.6) %

Deferred income taxes                                   10,330          17,459       (7,129)        (40.8) %
                                                 --------------   -------------  ------------     -----------
                   Total liabilities                   167,778         214,340      (46,562)        (21.7) %

Shareholders' equity                                   121,802         129,640       (7,838)         (6.0) %
                                                 --------------   -------------  ------------     -----------

                   Total liabilities and
                   shareholders' equity        $       289,580         343,980      (54,400)        (15.8) %
                                                 ==============   =============  ============     ===========

Shares outstanding                                      11,221          11,209            12           0.1 %
                                                 ==============   =============  ============     ===========


(1) As restated (see Restatement paragraph within Financial Narrative)

                              CULP, INC. FINANCIAL
                               INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE TWELVE MONTHS ENDED APRIL 29, 2001 AND APRIL 30, 2000

                             (Amounts in Thousands)

                                                                           TWELVE MONTHS ENDED
                                                                    ------------------------------
                                                                                Amounts
                                                                    ------------------------------
                                                                       April 29,       April 30,
                                                                         2001            2000
                                                                    --------------  --------------
Cash flows from operating activities:
     Net income (loss)                                               $     (8,311)           9,380
     Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
            Depreciation                                                   19,391           19,462
            Amortization of intangible assets                               1,591            1,596
            Amortization of deferred compensation                             360              250
            Provision for deferred income taxes                            (5,394)           2,176
            Restructuring expense                                           5,625                0
            Changes in assets and liabilities:
               Accounts receivable                                         17,374           (4,720)
               Inventories                                                 14,474           (7,401)
               Other current assets                                           827              (16)
               Other assets                                                   171             (770)
               Accounts payable                                            (4,530)           1,029
               Accrued expenses                                            (6,767)             890
               Income taxes payable                                         1,268                0
                                                                     --------------  --------------
                   Net cash provided by operating activities               36,079           21,876
                                                                     --------------  --------------
Cash flows from investing activities:
     Capital expenditures                                                  (8,050)         (22,559)
     Purchases of restricted investments                                        0              (40)
     Sale of investments related to deferred compensation plan              4,547                0
     Sale of restricted investments                                             0            3,380
                                                                     --------------  --------------
                   Net cash used in investing activities                   (3,503)         (19,219)
                                                                     --------------  --------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                 564            9,543
     Principal payments on long-term debt                                 (26,394)         (14,047)
     Change in accounts payable-capital expenditures                       (5,386)          10,571
     Dividends paid                                                        (1,177)          (1,611)
     Payments to acquire common stock                                           0           (6,636)
     Proceeds from common stock issued                                         17               21
                                                                     --------------  --------------
                   Net cash used in financing activities                  (32,376)          (2,159)
                                                                     --------------  --------------

Increase in cash and cash investments                                         200              498

Cash and cash investments at beginning of period                            1,007              509
                                                                     --------------  --------------

Cash and cash investments at end of period                           $      1,207            1,007
                                                                     ==============  ==============

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                 APRIL 29, 2001

                                                      FISCAL 00                          FISCAL 01
                                                    ----------------  --------------------------------------------------  ----------
                                                         Q4 (6)             Q1 (6)       Q2 (6)        Q3          Q4       LTM (4)
                                                    ----------------  --------------------------------------------------  ----------
INVENTORIES
           Inventory turns                                   5.5              4.7          5.1         4.9         5.4

RECEIVABLES
           Days sales in receivables                          53               49           52          48          52
           Percent current & less than 30
             days past due                                 93.5%            91.5%        94.7%       94.4%       95.5%

WORKING CAPITAL
           Current ratio                                     2.6              3.2          2.7         3.0         2.6
           Working capital turnover (3)                      4.4              4.3          4.2         4.1         4.0
           Operating working capital (3)                $112,407         $108,509     $106,607     $94,546     $90,475

PROPERTY, PLANT & EQUIPMENT
           Depreciation rate                                7.9%             8.0%         7.9%        7.5%        7.4%
           Percent property, plant &
             equipment are depreciated                     49.6%            51.1%        52.6%       53.8%       54.9%
           Capital expenditures                          $22,559 (1)       $2,289       $1,370      $2,873      $1,518

PROFITABILITY
           Return on average total capital                  7.2%           (0.3%)         2.7%      (6.4%)        0.2%       (0.9%)
           Return on average equity                        10.0%           (5.5%)         1.1%     (17.6%)      (4.7%)       (6.6%)
           Net income (loss) per share                     $0.28          ($0.16)        $0.03     ($0.49)     ($0.13)      ($0.74)
           Net income (loss) per share (diluted)           $0.28          ($0.16)        $0.03     ($0.49)     ($0.13)      ($0.74)

LEVERAGE
           Total liabilities/equity                       165.3%           156.1%       154.6%      149.1%      137.7%
           Funded debt/equity                             106.1%           107.3%        99.5%       99.8%       91.7%
           Funded debt/capital employed                    51.5%            51.8%        49.9%       50.0%       47.8%
           Funded debt                                  $137,486         $136,828     $126,757    $121,372    $111,656
           Funded debt/EBITDA (LTM) (5)                     3.08             3.44         3.57        4.28        4.23
           EBITDA/Interest expense, net (LTM)                4.7              4.2          3.9         2.8         2.0

OTHER
           Book value per share                           $11.57           $11.37       $11.37      $10.85      $10.85
           Employees at quarter end                        3,825            3,722        3,623       3,486       3,127
           Sales per employee (annualized)              $133,000         $108,000     $121,000    $108,000    $122,000
           Capital employed                             $267,126         $264,320     $254,198    $242,958    $233,458
           Effective income tax rate                       29.9%            34.0%        37.9%       33.0%       33.1%
           EBITDA (2)                                    $12,248           $5,177       $8,265      ($648)      $5,208      $18,002
           EBITDA/net sales                                 9.5%             5.1%         7.4%      (0.7%)        5.2%         4.4%

  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (4) LTM represents "Latest Twelve Months"
  (5) EBITDA includes capitalized interest and certain cash and non-cash charges, as defined by the company's credit agreement.
  (6) As restated (see Restatement paragraph within Financial Narrative)


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                            SALES BY SEGMENT/DIVISION
 FOR THE THREE MONTHS AND TWELVE MONTHS ENDED APRIL 29, 2001 AND APRIL 30, 2000


                             (Amounts in thousands)

                                                           THREE MONTHS ENDED (UNAUDITED)
                                       ------------------------------------------------------------------------
                                               Amounts                               Percent of Total Sales
                                       ------------------------                    ----------------------------
                                       April 29,    April 30,         % Over
Segment/Division                          2001         2000           (Under)       2001           2000
-----------------------------------    -----------  -----------    --------------  ------------   -------------
Upholstery Fabrics
    Culp Decorative Fabrics        $       41,046       56,130       (26.9) %         40.6 %         43.4 %
    Culp Velvets/Prints                    31,327       39,501       (20.7) %         31.0 %         30.5 %
    Culp Yarn                               2,417        4,809       (49.7) %          2.4 %          3.7 %
                                       -----------  -----------    --------------  ------------   -------------
                                           74,790      100,440       (25.5) %         74.0 %         77.6 %

Mattress Ticking
    Culp Home Fashions                     26,281       28,979        (9.3) %         26.0 %         22.4 %
                                       -----------  -----------    --------------  ------------   -------------

                                 * $      101,071      129,419       (21.9) %        100.0 %        100.0 %
                                       ===========  ===========    ==============  ============   =============


                                                                 TWELVE MONTHS ENDED
                                       ------------------------------------------------------------------------
                                               Amounts                               Percent of Total Sales
                                       ------------------------                    ----------------------------
                                       April 29,    April 30,         % Over
Segment/Division                          2001         2000           (Under)       2001           2000
-----------------------------------    -----------  -----------    --------------  ------------   -------------
Upholstery Fabrics
    Culp Decorative Fabrics        $      170,326      213,197       (20.1) %         41.6 %         43.7 %
    Culp Velvets/Prints                   122,105      151,543       (19.4) %         29.8 %         31.0 %
    Culp Yarn                              12,581       17,570       (28.4) %          3.1 %          3.6 %
                                       -----------  -----------    --------------  ------------   -------------
                                          305,012      382,310       (20.2) %         74.4 %         78.3 %

Mattress Ticking
    Culp Home Fashions                    104,798      105,769        (0.9) %         25.6 %         21.7 %
                                       -----------  -----------    --------------  ------------   -------------

                                 * $      409,810      488,079       (16.0) %        100.0 %        100.0 %
                                       ===========  ===========    ==============  ============   =============


* U.S. sales were $85,314 and $101,276 for the fourth quarter of fiscal 2001 and fiscal 2000, respectively; and $331,986 and $376,975 for the twelve months of fiscal 2001 and fiscal 2000, respectively. The percentage decrease in U.S. sales was 15.8% for the fourth quarter and a decrease of 11.9% for the twelve months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
 FOR THE THREE MONTHS AND TWELVE MONTHS ENDED APRIL 29, 2001 AND APRIL 30, 2000


                             (Amounts in thousands)

                                                                THREE MONTHS ENDED (UNAUDITED)
                                       ---------------------------------------------------------------------------------
                                                  Amounts                                    Percent of Total Sales
                                       -------------------------------                    ------------------------------
                                          April 29,        April 30,       % Over
         Geographic Area                    2001             2000          (Under)            2001            2000
----------------------------------     ---------------   -------------  --------------    -------------    -------------
North America (Excluding USA)     $             7,872           9,968     (21.0) %            50.0 %          35.4 %
Europe                                          1,334           2,655     (49.8) %             8.5 %           9.4 %
Middle East                                     3,375           8,837     (61.8) %            21.4 %          31.4 %
Far East & Asia                                 2,394           5,014     (52.3) %            15.2 %          17.8 %
South America                                     296             570     (48.1) %             1.9 %           2.0 %
All other areas                                   486           1,099     (55.8) %             3.1 %           3.9 %
                                       ---------------   -------------  --------------    -------------    -------------

                                  $            15,757          28,143     (44.0) %           100.0 %         100.0 %
                                       ===============   =============  ==============    =============    =============


                                                                     TWELVE MONTHS ENDED
                                       ---------------------------------------------------------------------------------
                                                  Amounts                                    Percent of Total Sales
                                       -------------------------------                    ------------------------------
                                          April 29,        April 30,       % Over
         Geographic Area                    2001             2000          (Under)            2001            2000
----------------------------------     ---------------   -------------  --------------    -------------    -------------
North America (Excluding USA)     $            34,049          36,032      (5.5) %            43.8 %          32.4 %
Europe                                          6,262          16,351     (61.7) %             8.0 %          14.7 %
Middle East                                    17,831          32,929     (45.9) %            22.9 %          29.6 %
Far East & Asia                                15,497          19,102     (18.9) %            19.9 %          17.2 %
South America                                   1,028           2,343     (56.1) %             1.3 %           2.1 %
All other areas                                 3,157           4,347     (27.4) %             4.1 %           3.9 %
                                       ---------------   -------------  --------------    -------------    -------------

                                  $            77,824         111,104     (30.0) %           100.0 %         100.0 %
                                       ===============   =============  ==============    =============    =============


International sales, and the percentage of total sales, for each of the last five fiscal years follows: fiscal 1997-$101,571 (25%); fiscal 1998-$137,223 (29%); fiscal 1999-$113,354 (23%); fiscal 2000-$111,104 (23%); and fiscal
2001-$77,824 (19%). International sales for the fourth quarter represented 15.6% and 21.7% for 2001 and 2000, respectively.

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1999 vs 2000 vs 2001

                             (Amounts in thousands)

                                                  Fiscal 1999                                        Fiscal 2000
                              -----------------------------------------------------  -----------------------------------------------
          Segment/Division          Q1        Q2          Q3        Q4        TOTAL      Q1        Q2       Q3        Q4       TOTAL
-----------------------------
Upholstery Fabrics
    Culp Decorative Fabrics       51,445    59,573     50,520     60,520    222,058    50,516   56,897    49,654    56,130   213,197
    Culp Velvets/Prints           29,994    38,728     34,949     40,402    144,073    36,209   41,783    34,050    39,501   151,543
    Culp Yarn                      6,596     6,367      4,088      4,462     21,513     4,129    4,358     4,274     4,809    17,570
                              -----------------------------------------------------  -----------------------------------------------
                                  88,035   104,668     89,557    105,384    387,644    90,854  103,038    87,978   100,440   382,310

Mattress Ticking
    Culp Home Fashions            22,632    23,491     22,536     26,781     95,440    25,083   26,504    25,203    28,979   105,769
                              -----------------------------------------------------  -----------------------------------------------
                                 110,667   128,159    112,093    132,165    483,084   115,937  129,542   113,181   129,419   488,079
                              =====================================================  ===============================================


                   Percent increase(decrease) from prior year:

          Segment/Division
-----------------------------
Upholstery Fabrics
    Culp Decorative Fabrics        29.2       4.9      (5.4)       0.6        5.7     (1.8)    (4.5)      (1.7)     (7.3)     (4.0)
    Culp Velvets/Prints           (21.9)    (11.8)    (20.6)     (10.3)     (15.9)    20.7      7.9       (2.6)     (2.2)      5.2
    Culp Yarn                     100.0     100.0     437.2      (37.3)     173.1    (37.4)   (31.6)       4.5       7.8     (18.3)
                              -----------------------------------------------------  -----------------------------------------------
                                   12.6       3.9      (8.8)      (6.2)      (0.5)     3.2     (1.6)      (1.8)     (4.7)     (1.4)

Mattress Ticking
    Culp Home Fashions              6.3       5.7      11.2       13.9        9.3     10.8     12.8       11.8       8.2      10.8
                              -----------------------------------------------------  -----------------------------------------------
                                   11.2       4.3      (5.4)      (2.7)       1.3      4.8      1.1        1.0      (2.1)      1.0
                              =====================================================  ===============================================

        Overall Growth Rate

Internal (without acquisitions)    (4.6)     (0.9)     (8.5)      (2.7)      (4.1)     4.8      1.1        1.0      (2.1)      1.0
External                           15.8       5.2       3.1          -        5.4        -        -          -         -         -
                              -----------------------------------------------------  -----------------------------------------------
                                   11.2       4.3      (5.4)      (2.7)       1.3      4.8      1.1        1.0      (2.1)      1.0
                              =====================================================  ===============================================

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1999 vs 2000 vs 2001

                             (Amounts in thousands)

                                                                  Fiscal 2001
                                     ----------------------------------------------------------------
          Segment/Division                     Q1          Q2          Q3            Q4        TOTAL
----------------------------------
Upholstery Fabrics
    Culp Decorative Fabrics                 41,533       46,792      40,955        41,046    170,326
    Culp Velvets/Prints                     30,074       32,073      28,631        31,327    122,105
    Culp Yarn                                3,319        4,134       2,711         2,417     12,581
                                      ----------------------------------------------------------------
                                            74,926       82,999      72,297        74,790    305,012

Mattress Ticking
    Culp Home Fashions                      26,952       27,982      23,583        26,281    104,798
                                     ----------------------------------------------------------------
                                           101,878      110,981      95,880       101,071    409,810
                                     ================================================================


                    Percent increase(decrease) from prior year:

          Segment/Division
----------------------------------
Upholstery Fabrics
    Culp Decorative Fabrics                 (17.8)       (17.8)      (17.5)        (26.9)     (20.1)
    Culp Velvets/Prints                     (16.9)       (23.2)      (15.9)        (20.7)     (19.4)
    Culp Yarn                               (19.6)        (5.1)      (36.6)        (49.7)     (28.4)
                                      ----------------------------------------------------------------
                                            (17.5)       (19.4)      (17.8)        (25.5)     (20.2)

Mattress Ticking
    Culp Home Fashions                        7.5          5.6        (6.4)         (9.3)      (0.9)
                                     ----------------------------------------------------------------
                                            (12.1)       (14.3)      (15.3)        (21.9)     (16.0)
                                     ================================================================

        Overall Growth Rate

Internal (without acquisitions)             (12.1)       (14.3)      (15.3)        (21.9)     (16.0)
External                                        -            -           -             -          -
                                     ================================================================
                                            (12.1)       (14.3)      (15.3)        (21.9)     (16.0)
                                     ================================================================


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and twelve month periods ended April 29, 2001 and April 30, 2000


INCOME STATEMENT COMMENTS

     GENERAL - For the fourth quarter, net sales decreased 21.9% to $101.1 million; and the company reported a net loss of $1.4 million, or $0.13 per share diluted (based on 11,212,000 average shares outstanding) versus net income of $3.2 million, or $0.28 per share diluted (based on 11,298,000 average shares outstanding) in the fourth quarter of fiscal 2000. For fiscal 2001, net sales decreased 16.0% to $409.8 million, and the company reported a net loss of $8.3 million, or $0.74 per share diluted (based on 11,210,000 average shares outstanding), versus net income of $9.4 million, or $0.80 per share diluted (based on 11,681,000 average shares outstanding), a year ago. The results for the fourth quarter and fiscal 2001 included charges before taxes totaling $4.2 million and $7.4 million, respectively, for restructuring actions and inventory write-downs. Without the restructuring and related charges, earnings would have been $1.4 million, or $0.13 per share diluted for the fourth quarter, and the loss would have been $3.3 million, or $0.30 per share diluted for fiscal 2001 as a whole.

     The company's long-term, strategic plan encompasses several competitive initiatives:

     Broad Product Offering - continuing to market one of the broadest product lines in upholstery fabrics and mattress ticking, consistent with customer demand. Through its extensive manufacturing capabilities, the company competes in every major category except leather;

     Diverse Global Customer Base - maintaining a diverse, global customer base. The company has long-standing relationships with most major upholstery furniture manufacturers. Ownership of resources in the home furnishings industry is becoming increasingly concentrated, and the company has successfully been able to capitalize on its size and product breadth to supply more of the needs of existing customers. One customer accounted for approximately 11% of net sales during fiscal 2001. Culp is pursuing opportunities in other end-use markets in addition to U.S. residential furniture, such as bedding, international, commercial furniture and juvenile furniture;

     Design Innovation - continuing to invest in personnel and other resources for the design of upholstery fabrics and ticking with appealing patterns and textures. An integral component of the value Culp provides to customers is supplying fabrics that are fashionable and match current consumer preferences. The company's principal design resources are consolidated in a single facility that has advanced computer-assisted design systems and promotes sharing of innovative designs across product lines. Culp encourages active customer involvement in the entire design process; and

     Vertical Integration - operating as a vertically integrated manufacturer and taking advantage of economies that can be gained by producing the raw material components that are used in the manufacture of its products.

     RESTRUCTURING ACTIONS - During fiscal 2001, the company initiated a restructuring plan intended to lower costs, increase efficiency and position the company to operate profitably within the current environment of reduced demand. The plan involves the consolidation of certain manufacturing capacity, the closure of some facilities and an extensive reduction in selling, general and administrative expenses. The company also recognized certain inventory write-downs as part of this initiative. The total charge from the restructuring, cost reduction and inventory write-down initiatives is expected to total $8.5 million, about $3.5 million of which represents non-cash items. The company recognized $7.4 million of restructuring and related charges during fiscal 2001 and expects to record the remaining charges related to restructuring during the first half of fiscal 2002. The company expects to realize annualized cost reductions of at least $12 million when these steps are fully implemented.

     NET SALES - Compared with fiscal 2000, upholstery fabric sales for fiscal 2001 decreased 20.2% to $305.0 million, and mattress ticking sales decreased 0.9% to $104.8 million (See Sales by Segment/Division schedule on Page 5 and Sales by Segment/Division - Trend Analysis on Page 7). International sales were down 30.0% for fiscal 2001.

     The company had previously announced that it did not expect to report a profit for the full year, excluding restructuring and related charges. Key factors influencing the year-to-year comparison were the sharp, persistent weakness in consumer spending on home furnishings, especially in the promotional price category, and the strength in the U.S. dollar that had an adverse impact on exports. The slowdown in industry-wide demand also led to a decline in sales at Culp Home Fashions (primarily mattress ticking) for the third and fourth quarters, resulting in a slight decline in sales for the full year.

     GROSS PROFIT - Gross profit declined 33.9% for fiscal 2001 and decreased as a percentage of net sales from 17.3% to 13.7%. The decline was due principally to lower sales volume that led to unfavorable cost variances in the company's upholstery fabrics operation. The company is taking steps to lower expenses by consolidating certain operations and reducing personnel, but does not expect to realize the full benefit of these actions until the second half of fiscal 2002.

     SG&A EXPENSES - SG&A expenses for fiscal 2001 declined 16.0% from the prior year. Reflecting the momentum of the company's actions to reduce expenses, SG&A expenses for the fourth quarter declined 28.8% from the year-earlier period and, as a percentage of sales, declined from 11.5% to 10.5%.

     INTEREST   EXPENSE  -  Interest  expense  for  fiscal  2001  declined  from
$9.5-million to $9.1 million due to lower average borrowings, partially offset by higher interest rates.

     OTHER EXPENSE (INCOME), NET - Other expense (income) for fiscal 2001 totaled $3.3 million compared with $1.6 million in the prior year. The increase was principally due to lower investment income on assets related to the company's nonqualified deferred compensation plan, mark-to-market losses on foreign currency forward contracts for anticipated purchases in the Euro and mark-to-market losses on interest rate swaps that became unhedged with the repayment of debt.

     INCOME TAXES - The effective tax rate for fiscal 2001 was 33.0% versus 31.5% for the prior year.

     EBITDA - Due principally to the decline in earnings, EBITDA for fiscal 2001 was $18.0 million compared with $44.5 million in the prior year. EBITDA for the fourth quarter of fiscal 2001 was $5.2 million compared with $12.2 million in the prior year.

BALANCE SHEET COMMENTS

     WORKING CAPITAL - Accounts receivable as of April 29, 2001 decreased 23.1% from the year-earlier level, due principally to the decline in sales. Days sales outstanding totaled 52 days at April 29, 2001 compared with 53 at the end of fiscal 2000. The aging of accounts receivable was 95.5% current and less than 30 days past due versus 93.5% a year ago. Inventories at the close of fiscal 2001 decreased 19.4% from a year ago. Inventory turns for the fourth quarter were 5.4 versus 5.5 for the year-earlier period. Operating working capital (comprised of accounts receivable, inventory and accounts payable) was $90.5 million at April 29, 2001, down from $112.4 million a year ago.

     PROPERTY, PLANT AND EQUIPMENT - Capital spending for fiscal 2001 declined to $8.1 million compared with $22.6 million in fiscal 2000. The company had planned on lower expenditures and reduced the investment in new equipment further during the year due to the pronounced slowdown in demand. The company has lowered the budget for capital spending for fiscal 2002 to approximately $4.0 million. Depreciation for fiscal 2001 totaled $19.4 million. Depreciation for fiscal 2002 is currently estimated to be $17.5 million.

     LONG-TERM DEBT - The company's funded debt-to-capital ratio was 47.8% at April 29, 2001 compared with 51.5% at the close of fiscal 2000. Funded debt was $111.7 million at April 29, 2001 compared with $137.5 million at the close of fiscal 2000. Funded debt equals long-term debt, including current maturities. During fiscal 2001, the company amended its credit facility to include terms that restrict the payment of cash dividends and share repurchases at this time, limit capital expenditures, increase the interest rate on the revolver from LIBOR plus 1.60% to LIBOR plus 4.00% and increase the letter of credit fees on the IRBs from 1.10% to 4.00%. The company was in compliance with all covenants of the amended credit facility as of April 29, 2001. The amended credit facility lowered the amount of funds available under the facility from $88 million to $25 million. The company had outstanding borrowings of approximately $1 million under the facility at the end of fiscal 2001.

     RESTATEMENT - During the third quarter of fiscal 2001, the company terminated the nonqualified deferred compensation plan covering officers and certain other associates. As a result, the company surrendered the life insurance contracts related to the nonqualified plan in order to pay the participants. The proceeds from those life insurance contracts resulted in an amount greater than had previously been recorded by the company, attributable to gains that occurred in 1999 and 1998. In order to properly reflect these gains, the company restated its financial statements and certain disclosures previously reported in its financial statements as of April 30, 2000. The effect of the correction for these gains increased other assets and retained earnings by $1,102,000 in the consolidated balance sheet as of April 30, 2000.

STOCK REPURCHASE

     In separate authorizations in June 1998, March 1999, September 1999 and December 1999, the Board of Directors authorized the use of a total of $20.0 million to repurchase the company's common stock. During fiscal 2000 and 1999, the company has invested $12.2 million to repurchase a total of 1.8 million shares. No repurchases were made during fiscal 2001, and under the terms of the amended credit facility, the company is currently restricted from any stock repurchases.